Exhibit (13)(a)(i)

Form of

AMENDMENT

TO

ADMINISTRATION AGREEMENT

THIS AMENDMENT TO THE ADMINISTRATION AGREEMENT (the “Agreement”) is made as of September 24, 2009, by and between The Tocqueville Trust, a Massachusetts business Trust (the “Trust”), on behalf of its series listed in Exhibit 1 (the “Funds”), and Tocqueville Asset Management L.P., a limited partnership (the “Administrator”).

The parties hereto, desiring to amend the Agreement, agree as follows:

W I T N E S S E T H:

WHEREAS, the Trust, on behalf of the Funds, and the Administrator desire to amend Exhibit 1 of the Agreement dated as of August 14, 1995, to include The Delafield Fund and The Select Fund as investment portfolios for which the Administrator renders administrative services.

NOW, THEREFORE, the parties hereby agree that Exhibit 1 to the Agreement is hereby amended as follows:

EXHIBIT 1 TO THE AGREEMENT

SERIES OF THE TOCQUEVILLE TRUST

(Revised September 24, 2009)

The Tocqueville Fund

The Tocqueville Small Cap Fund

The Tocqueville International Value Fund

The Tocqueville Gold Fund

The Delafield Fund

The Select Fund

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO THE AGREEMENT as of the day and year first above written.

THE TOCQUEVILLE TRUST

By:
Name:
Title:

TOCQUEVILLE ASSET MANAGEMENT L.P.

By:
Name:
Title: